      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 28, 1999
                                                           Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                -----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------


                          VISTA ENERGY RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                             75-2766114
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)




                        550 WEST TEXAS AVENUE, SUITE 700
                              MIDLAND, TEXAS 79701
          (Address of principal executive offices, including zip code)
                              --------------------

      VISTA ENERGY RESOURCES, INC. 1999 KEY EMPLOYEE RESTRICTED STOCK PLAN
                            (Full title of the plans)

                                 C. RANDALL HILL
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                          VISTA ENERGY RESOURCES, INC.
                        550 WEST TEXAS AVENUE, SUITE 700
                              MIDLAND, TEXAS 79701
                                 (915) 570-5045
            (Name, address and telephone number of agent for service)

                                    copy to:

                                A. WINSTON OXLEY
                             VINSON & ELKINS L.L.P.
                            3700 TRAMMELL CROW CENTER
                                2001 ROSS AVENUE
                            DALLAS, TEXAS 75201-2975
                                 (214) 220-7700


                                      CALCULATION OF REGISTRATION FEE
============================================================================================================================
                                                                                          Proposed
        Title of securities            Amount to be         Proposed maximum          maximum aggregate        Amount of
         to be registered               registered       offering price per unit (1)   offering price(1)    registration fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par
value per share...................        61,292               $    1.781                  $ 109,161             $    31
----------------------------------------------------------------------------------------------------------------------------

     (1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 and based upon the average of the high and low prices reported on the American Stock Exchange on May 25, 1999.

     (2) If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or dividend on the securities covered by this Registration Statement.

================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been filed with the Securities and Exchange Commission (the "Commission") by the Company, and are incorporated herein by reference and made a part hereof:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act").;

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, as filed with the Commission pursuant to the Exchange Act;

         (c) The Company's Current Report on Form 8-K/A dated March 3, 1999, as filed with the Commission pursuant to the Exchange Act; and

         (d) The description of the Company's Common Stock, $.01 par value per share, contained in Item 1 of the Company's Registration Statement on Form 8-A filed with the Commission pursuant to the Exchange Act on October 26, 1998.

         Each document filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents.

         Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequent filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article Eleven of the Certificate of Incorporation of the Company provides that the Company shall indemnify its officers and directors to the maximum extent allowed by the Delaware General Corporation Law. Pursuant to
Section 145 of the Delaware General Corporation Law, the Company generally has the power to indemnify its present and former directors and officers against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in those positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, so long as they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of the Company, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if the person is adjudged to be liable to the Company, unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Company also has the power to purchase and maintain insurance for its directors and officers. Additionally, Article Eleven of the Certificate of Incorporation provides that, in the event that an officer or director files suit against the Company seeking indemnification of liabilities or expenses incurred, the burden will be on the Company to prove that the indemnification would not be permitted under the Delaware General Corporation Law.

         The preceding discussion of the Company's Certificate of Incorporation and Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by the Certificate of Incorporation and Section 145 of the Delaware General Corporation Law.

         The Company has entered into indemnity agreements with its directors and officers. Pursuant to such agreements, the Company will, to the extent permitted by applicable law, indemnify such persons against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers of the Company or assumed certain responsibilities at the direction of the Company.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8. EXHIBITS.

         Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

  4.1         --        Vista Energy Resources, Inc. 1999 Key Employee Restricted Stock Plan

  5.1         --        Opinion of Vinson & Elkins L.L.P.

 23.1         --        Consent of Vinson & Elkins L.L.P. (set forth in Exhibit 5.1)

 23.2         --        Consent of Arthur Andersen LLP, Certified Public Accountants

 24.1         --        Powers of Attorney (included on the signature page of this Registration Statement).

ITEM 9. UNDERTAKINGS.

         The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration fee" table in the effective Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
      Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Texas, on the 28th day of May, 1999.


                            VISTA ENERGY RESOURCES, INC.


                            By: /s/ C. RANDALL HILL
                               -------------------------------------------------
                               C. Randall Hill
                               Chairman of the Board and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints C. Randall Hill as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including pre- and post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


                 Signature                          Capacity                              Date
                 ---------                          --------                              ----
  /s/ C. RANDALL HILL                Chairman of the Board and Chief Executive         May 28, 1999
-----------------------------------  Officer (principal executive officer, principal
         C. Randall Hill             financial officer, and principal accounting
                                     officer)


  /s/ STEVEN D. GRAY                 President and Director
-----------------------------------                                                    May 28, 1999
         Steven D. Gray


  /s/ KENNETH A. HERSH               Director                                          May 28, 1999
-----------------------------------
         Kenneth A. Hersh


  /s/ DAVID R. ALBIN                 Director                                          May 28, 1999
-----------------------------------
         David R. Albin


  /s/ JOHN S. FOSTER                 Director                                          May 28, 1999
-----------------------------------
         John S. Foster

  /s/ JOHN Q. ADAMS                  Director                                          May 28, 1999
-----------------------------------
         John Q. Adams

                               INDEX TO EXHIBITS

Exhibit No.             Description
-----------             -----------
  4.1         --        Vista Energy Resources, Inc. 1999 Key Employee Restricted Stock Plan

  5.1         --        Opinion of Vinson & Elkins L.L.P.

 23.1         --        Consent of Vinson & Elkins L.L.P. (set forth in Exhibit 5.1)

 23.2         --        Consent of Arthur Andersen LLP, Certified Public Accountants

 24.1         --        Powers of Attorney (included on the signature page of this Registration Statement).